UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2015

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-195292	46-1140492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to Lightstone Value Plus Real Estate Investment Trust III, Inc.’s (the “Company”) Form S-11 (File No. 333-195292) filed with the Securities and Exchange Commission on December 29, 2015, the Company, through Lightstone Value Plus REIT III, LP, the Company’s operating partnership, entered into a Second Amended and Restated Contribution Agreement (the “Agreement”) on December 29, 2015 with Lightstone SLP III LLC (the “SLP”), the special limited partner of the Company’s operating partnership. Under the terms of the Agreement, the SLP has committed to purchase up to an aggregate amount of $36.0 million in subordinated participation interests in the Company’s operating partnership. The SLP’s obligation will continue until the earlier of (i) the termination of the Company’s initial public offering of up to 30.0 million shares of common stock; (ii) the SLP’s purchase of an aggregate of $36.0 million of subordinated participation interests and (iii) the Company’s receipt of gross offering proceeds of $300.0 million. The subordinated participation interests will entitle the SLP to receive liquidation distributions from the Company’s operating partnership, subject to certain conditions.

The description of the Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Agreement attached as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.4	Second Amended and Restated Contribution Agreement between Lightstone Value Plus REIT III LP and Lightstone SLP III LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: December 29, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer